UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

Correspondence with Financial Advisors and Broker Dealers

Filed as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of a correspondence from CNL Growth Properties, Inc. (the “Company”) to financial advisors and broker dealers who participated in the Company’s public offerings, notifying them that the board of directors of the Company (the “Board”) unanimously approved $8.65 per share as the estimated net asset value of the Company’s common stock as of December 31, 2015.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01    Other Events

Determination of Estimated Net Asset Value per Share as of December 31, 2015

Background and Conclusion

In order to assist Financial Industry Regulatory Authority (“FINRA”) members and their associated persons who participated in the Company’s public offerings in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, the Company prepares and announces at least annually an estimated net asset value (“NAV”) per share of its common stock.

To assist the Board and the Company’s valuation committee, which is comprised solely of the Company’s independent directors (the “Valuation Committee”), with establishing an estimated NAV per share of the Company’s common stock as of December 31, 2015 (the “Valuation Date”), the Company engaged CBRE Capital Advisors, Inc., an independent investment banking firm (“CBRE Cap”), to provide a valuation analysis of the Company. The engagement of CBRE Cap was based on a number of factors including, CBRE Cap’s experience in the valuation of assets similar to those owned by the Company. CBRE Cap developed a valuation analysis of the Company and provided the analysis to the Valuation Committee in a report dated January 19, 2016, containing, among other information, a range of per share values for the Company’s common stock as of the Valuation Date (the “Valuation Report”).

On January 21, 2016, the Valuation Committee reviewed the Valuation Report and concluded that the range of per share values for the Company’s common stock was reasonable, and unanimously approved a recommendation to the Board to approve and adopt $8.65 as the Company’s estimated NAV per share as of the Valuation Date. At a special meeting of the Board held on January 21, 2016, the Board accepted the recommendation of the Valuation Committee and unanimously approved $8.65 as the Company’s estimated NAV per share as of December 31, 2015 (the “2015 NAV”), after various asset sales for which partial distributions in the aggregate amount of $3.00 per share were paid to the Company’s stockholders in 2015. The 2015 NAV falls within the range of per share values, adjusted for hypothetical transaction costs, for the Company’s common stock that CBRE Cap provided in the Valuation Report.

The Board estimated the 2015 NAV in accordance with the Company’s valuation policy and certain recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (“IPA Practice Guideline 2013-01”). In developing its valuation analysis of the Company, CBRE Cap also considered IPA Practice Guideline 2013-01. The 2015 NAV is estimated as of a snapshot in time, will likely change, and does not necessarily represent the amount a stockholder would receive now or in the future. The 2015 NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances. Please see “Overview of Major Assumptions,” Valuation Methodologies,” “Valuation Summary,” and “Additional Information Regarding the Valuation, Limitations of the 2015 NAV, and CBRE Cap” in this Current Report, below.

Overview of Major Assumptions

The following table summarizes the key assumptions that CBRE Cap utilized in discounted cash flow models to estimate the value of the Company’s properties:

TABLE OF MAJOR INPUTS

Assumptions	December 31, 2015
Discount rate(1)	10.9%
Terminal capitalization rate(2)	5.4%
Holding period(3)	4 years

(1)	Represents the weighted average discount rate utilized in determining mid-point value.
(2)	Represents the weighted average terminal capitalization rate utilized in determining mid-point value.
(3)	An expected holding period of four years from the date of the acquisition of the land was assumed for purposes of valuing the properties.

CBRE Cap relied on the following sources in determining the major assumptions utilized in the Valuation Report:

•	Restricted-use appraisals of each of the Company’s multifamily properties (“MAI Appraisals”);

•	Proprietary research of its affiliates, including market and sector capitalization rate surveys;

•	Third-party research, including Wall Street equity reports and online data providers;

•	The Company’s filings with the SEC; and

•	Financial materials, projections and guidance provided by the Company’s management, CNL Global Growth Advisors, LLC, the Company’s advisor (the “Advisor”) and by the Company’s joint venture partners.

The MAI Appraisals were prepared in accordance with the Uniform Standards of Professional Appraisal Practice by CBRE Valuation & Advisory Services, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties, who are members of the Appraisal Institute and have Member of Appraisal Institute (“MAI”) designations. Based on the MAI Appraisals, CBRE Cap assigned discreet values to each property in the Company’s portfolio.

Valuation Methodologies

As of the Valuation Date, the Company’s real estate portfolio consisted of 13 multifamily properties, nine of which were operating assets and four of which were development projects as of the Valuation Date. All but one of the properties are owned through joint venture arrangements. In preparation of the Valuation Report, CBRE Cap conducted property level valuation analyses of the Company and provided a range of per share values for the Company’s common stock as of the Valuation Date. The following summarizes the valuation methodologies applied by CBRE Cap:

Operating Assets. Discounted cash flow analyses were created for each of the Company’s operational properties, assuming a four-year expected holding period from property acquisition. Actual cash flows were based on realized rents. Future operating cash flows for each of the operating properties were estimated utilizing historical cash flows from realized rents, with assumptions regarding stabilization with respect to properties not yet stabilized.

Development Projects. Discounted cash flow analyses were created for each of the Company’s development projects assuming a four-year expected holding period from property acquisition. Development cash flows were based on the projects’ respective development budgets and cash flow projections prepared by the projects’ respective development partners in conjunction with the Company’s Advisor.

Estimated future cash flows of both asset categories were adjusted for the properties’ respective joint venture arrangements (after debt service and the repayment of debt) in order to reflect the Company’s economic interest in each property. In addition, the estimated future cash flows assume a hypothetical sale of the properties and liquidation of the joint ventures in accordance with the governing agreements at the end of the assumed holding periods, in order to derive a present equity value to the Company for each of the properties.

Valuation Summary

In creating a valuation range for the Company, CBRE Cap varied the discount rates and the terminal capitalization rates utilized. Terminal capitalization rates varied by property. CBRE Cap set the range at a weighted average of approximately 54 basis points on the discount rate, and a weighted average of approximately 27 basis points on the terminal capitalization rate of each asset, which represents an approximate 5 percent sensitivity on the discount rate and the terminal capitalization rate ranges. A weighted average 54 basis point decrease in the discount rate and a weighted average 27 basis point decrease in the terminal capitalization rate has a positive $0.30 impact on the NAV per share. Conversely, a weighted average 54 basis point increase in the discount rate and a weighted average 27 basis point increase in the terminal capitalization rate has a negative $0.28 impact on the NAV per share.

As the basis for the discount rates utilized, CBRE Cap estimated the Company’s cost of equity using the capital asset pricing model (“CAPM”). Capitalization rates derived from the MAI Appraisals (and checked for reasonableness by CBRE Cap) were utilized to calculate a property’s terminal value at stabilization in the final year of the analysis. Capitalization rates varied by asset based on the specific geographic location, asset quality and other relevant factors.

In its Valuation Report, CBRE Cap included an estimate of the value of the Company’s assets at December 31, 2015, other than real estate and its liabilities other than mortgage debt, including cash and select other assets, accounts payable, and other accrued expenses and other liabilities. Such values were estimated by the Company’s Advisor using the Company’s preliminary balance sheet as of December 31, 2015.

The Valuation Report contained analyses of indicative values, including a range for the Company’s NAV per share of $8.37 to $8.95 as of the Valuation Date, including deductions for estimated transaction costs and subordinated incentive fees payable to the Advisor in a hypothetical liquidation. Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in the Valuation Report, the Board estimated the Company’s NAV to be approximately $195 million, after estimated transaction costs and subordinated incentive fees payable to the Advisor in a hypothetical liquidation, or $8.65 per share, based on a share count of approximately 22.5 million shares issued and outstanding as of the Valuation Date, which falls within the range of values, adjusted for hypothetical transaction costs, in the Valuation Report.

As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board in reaching the estimated 2015 NAV are based upon all of the foregoing estimates, assumptions, judgments and opinions, which may, or may not, prove to be correct; and the use of different estimates, assumptions, judgments or opinions could have resulted in significantly different estimates of the value of the Company’s shares.

Material Components of the 2015 NAV

The below table summarizes the material components of the Company’s estimated NAV and estimated NAV per share of common stock as of December 31, 2015, December 31, 2014 and December 31, 2013. Consistent with IPA Practice Guideline 2013-01, in establishing the estimated NAV per share as of December 31, 2014 and December 31, 2013, the Company did not deduct disposition costs and fees or any debt prepayment penalties in calculating such estimated NAVs. However, the Company and the Advisor have since begun to explore strategic alternatives for stockholder liquidity. A committee comprised solely of the Company’s independent directors was formed to oversee the process, and CBRE Cap was engaged to serve as exclusive financial advisor to assist the Company and the special committee with the process. Accordingly, the calculation of the estimated 2015 NAV includes the costs of a hypothetical liquidation event as of the Valuation Date. The Company is not obligated to enter into any particular liquidity transaction, there is no specific date by which a liquidity event must occur, and there is no assurance a transaction will occur in the near term, or that the process will result in stockholder liquidity.

Table of Value Estimates for Components of Net Asset Value (1)

(Approximate $ in 000’s, except per share value)

	NAV as of 12/31/15	NAV Per Share as of 12/31/15	NAV as of 12/31/14	NAV Per Share as of 12/31/14	NAV as of 12/31/13	NAV Per Share as of 12/31/13
Present value of equity in operating assets and development projects (2)	$196,680	$8.73	$199,439	$8.85	$121,241	$7.88
Cash and cash equivalents (3)	20,360	0.90	46,854	2.08	34,118	2.22
Other assets (4)	1,223	0.06	638	0.03	1,953	0.12
Accounts payable and other accrued expenses	(4,956)	(0.22)	(4,607)	(0.20)	(3,239)	(0.21)
Other liabilities (5)	(4,237)	(0.19)	(1,492)	(0.07)	(1,427)	(0.09)

NAV per share (Before incentive fees)	$209,070	$9.28	$240,832	$10.69	$152,645	$9.92
Less: Incentive fees to Advisor (6)	(3,617)	(0.16)	(1,393)	(0.06)	(261)	(0.02)

Adjusted NAV per share (Net of incentive fees)	$205,453	$9.12	$239,439	$10.63 (7)	$152,384	$9.90 (8)
Less: Hypothetical transaction costs (9)	(10,503)	(0.47)	—	—	—	—

Adjusted NAV per share (Net of incentive fees, distributions, adjustments and transaction costs)	$194,950	$8.65	—	—	—	—

(1)	Balance sheet items reflect management’s preliminary balance sheets as of the applicable valuation dates, adjusted for the Company’s ownership share.
(2)	Represents the Company’s share of equity, including promote structures in each venture.
(3)	Includes restricted cash.
(4)	Includes accounts receivable and prepaid expenses.
(5)	Include amounts due to related parties, security deposits and prepaid rent.
(6)	Calculated per the Advisory Agreement as a 15% promote earned by the Advisor above a 6.0% annual return to shareholders, and assumes transaction within CBRE Cap’s value ranges for each NAV.
(7)	In February 2015, the estimated NAV as of December 31, 2014 was revised to $9.40 per share, giving effect to (i) the Company’s actual balance sheet reconciliations at December 31, 2014, and (ii) an asset sale for which a partial distribution of $1.30 per share was paid to stockholders in the first quarter of 2015. In December 2015, the estimated NAV as of December 31, 2014 was revised again to $7.70 per share, giving effect to additional asset sales for which a partial distribution of $1.70 per share was paid to stockholders in the fourth quarter of 2015. Based on approximately 22.5 million shares outstanding as of the 2014 valuation date.
(8)	The estimated NAV as of December 31, 2013 does not reflect subsequent asset sales for which partial distributions were made to stockholders in 2015 in the aggregate amount of $3.00 per share. Based on approximately 15.4 million shares outstanding as of the 2013 valuation date.
(9)	Assumes a hypothetical liquidation event as of the Valuation Date and within the range in the Valuation Report, estimated transaction costs of 2.5 percent of property values allocated between the Company and its development partners, plus $2.3 million of entity-level costs borne by the Company.

Communications with Stockholders Regarding the 2015 NAV

The text of a correspondence from the Company to stockholders regarding the Valuation and the Company’s estimated 2015 NAV is filed with this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Additional Information Regarding the Valuation, Limitations of the 2015 NAV, and CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor and senior members of management reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to the Valuation Date and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated 2015 NAV. CBRE Cap’s valuation materials were addressed solely to the Company to assist the Valuation Committee and the Board in establishing an estimated 2015 NAV. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock. CBRE Cap and its affiliates are not responsible for the Board’s determination of the estimated 2015 NAV or any other estimated NAV per share of the Company’s common stock.

While CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or the Company’s Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In connection with its work in preparing valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s properties, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value per share;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated net asset value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated NAV per share if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s NAV per share would be acceptable to FINRA or under the Employee Retirement Income Security Act (ERISA) for compliance with its reporting requirements.

The estimated 2015 NAV was determined by the Board as of the Valuation Date, however, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2015 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. In the past two years, the Company has engaged CBRE Cap to provide valuation analyses of the Company as of December 31, 2013 and December 31, 2014. The Company also engaged CBRE affiliates to assist with the sale of the Company’s Gwinnett Center and Long Point properties. More recently, as part of the Company’s process of exploring strategic alternatives, in September 2015 the Company engaged CBRE Cap to act as exclusive financial advisor to assist with the process. Under the terms of the engagement, CBRE Cap will provide various financial advisory services, as requested by the Company and the board of directors and as customary for an engagement in connection with exploring strategic alternatives. Further, during the past two years, certain of the Company’s affiliates have engaged affiliates of CBRE primarily for various real estate-related services, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, certain affiliates of the Company’s Advisor have engaged or expect to engage CBRE Cap to serve as their third party valuation advisor, and the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated NAV. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Text of correspondence from the Company to Financial Advisors and Broker-Dealers regarding the 2015 NAV.

99.2    Text of correspondence from the Company to Stockholders regarding the 2015 NAV.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2016	CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations